UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZALE CORPORATION
(Name of Registrant as Specified in Its Charter)

TIG ADVISORS, LLC TFI PARTNERS, LLC TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P. TIG ARBITRAGE ENHANCED MASTER FUND, L.P. CARL TIEDEMANN MICHAEL TIEDEMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIG ADVISORS, LLC

May 23, 2014

Dear Fellow Zale Stockholder:

The attached proxy statement and the enclosed BLUE proxy card are being furnished to you, the stockholders of  Zale Corporation, a Delaware corporation  (“Zale” or the “Company”), in connection with the solicitation of proxies by TIG Advisors, LLC (“TIG Advisors”) for use at the special meeting of stockholders of Zale, and at any adjournments or postponements thereof (the “Special Meeting”), relating to the proposed acquisition (the “Merger”) of Zale by Signet Jewelers Limited, a Bermuda corporation ("Signet").  In connection with the proposed Merger, Zale entered into an Agreement and Plan of Merger, dated as of February 19, 2014, with Signet, and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet ("Merger Sub").

Pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of Zale common stock to vote AGAINST the proposed Merger.

The Special Meeting will be held on Thursday, May 29, 2014 at 8:00 a.m., local time, at the Company’s principal executive offices located at 901 West Walnut Hill Lane, Irving, Texas 75038.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.  The attached proxy statement and the enclosed BLUE proxy card are first being furnished to the stockholders on or about May 23, 2014.

If you have already voted for management’s proposals relating to the Merger, you have every right to change your vote by signing, dating and returning a later dated proxy card.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc. (“MacKenzie Partners”), which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support, TIG Advisors, LLC

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the TIG Advisors Group’s proxy materials, please call

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

2

SPECIAL MEETING OF SHAREHOLDERS
OF
ZALE CORPORATION
TO BE HELD ON MAY 29, 2014

PROXY STATEMENT
OF
TIG ADVISORS, LLC

SOLICITATION OF PROXIES IN OPPOSITION TO
MATTERS RELATING TO THE PROPOSED
MERGER OF ZALE CORPORATION INTO SIGNET JEWELERS LIMITED

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

TIG Advisors, LLC (“TIG Advisors” and together with its affiliates the “TIG Advisors Group” or “we”) are significant stockholders of Zale Corporation (“Zale” or the “Company”), owning approximately 9.5% of its outstanding shares of common stock, $0.01 par value per share (the “Shares”).  The TIG Advisors Group is writing to you in connection with the proposed acquisition (the “Merger”) of Zale by Signet Jewelers Limited, a Bermuda corporation ("Signet").  The Board of Directors of Zale (the “Board”) has scheduled a special meeting of stockholders for the purpose of approving the proposed Merger (the “Special Meeting”).  The Special Meeting is scheduled to be held on Thursday, May 29, 2014 at 8:00 a.m., local time, at the Company’s principal executive offices located at 901 West Walnut Hill Lane, Irving, Texas 75038.  In connection with the proposed Merger, Zale entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2014, with Signet, and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet ("Merger Sub").

Pursuant to this Proxy Statement, the TIG Advisors Group is soliciting proxies from holders of the Shares, in respect of the following proposals to be considered at the Special Meeting, each as described in greater detail in the definitive proxy statement of Zale (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2014 for the Special Meeting (such proposals, the “Zale Merger Proposals”):

1.           The Company’s proposal to adopt the Merger Agreement by and among Zale, Signet and Merger Sub (the “Merger Agreement Proposal”);

2.           The Company’s nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the Merger (the “Nonbinding Compensation Proposal”); and

3.           The Company’s proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

THE TIG ADVISORS GROUP URGES YOU TO VOTE THE BLUE PROXY CARD (1) “AGAINST” THE MERGER AGREEMENT PROPOSAL, (2) “AGAINST” THE NONBINDING COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

The TIG Advisors Group is composed of TIG Advisors, a Delaware limited liability company, TFI Partners, LLC, a Delaware limited liability company (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P., a Cayman Islands exempted limited partnership (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P., a Cayman Islands exempted limited partnership (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann.

For additional information concerning the members of the TIG Advisors Group and the other participants in this proxy solicitation, please refer to the information set forth under the heading “Additional Participant Information.”  This Proxy Statement and the BLUE proxy card are first being furnished to Zale’s stockholders on or about May 23, 2014.

The Company has set the close of business on April 30, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”).  The principal executive offices of Zale are located at 901 West Walnut Hill Lane, Irving, Texas 75038.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.  As of the Record Date, there were 43,145,744 Shares outstanding and entitled to vote at the Special Meeting.  As of May 23, 2014, the approximate date on which the TIG Advisors Group expects to mail this Proxy Statement to the stockholders, the TIG Advisors Group, together with all of the participants in this solicitation, are the collective beneficial owners of an aggregate of 4,104,775 Shares, including 131,800 Shares underlying certain call options exercisable within 60 days hereof, which represents approximately 9.5% of the Shares outstanding.  Of the Shares beneficially owned by the members of the TIG Advisors Group, 3,928,261 of such Shares may be voted by the members of the TIG Advisors Group at the Special Meeting.

According to the Company’s Proxy Statement, the adoption of the Merger Agreement will require the affirmative vote of stockholders holding at least a majority of the outstanding Shares of Company common stock as of the close of business on the Record Date.

THIS SOLICITATION IS BEING MADE BY THE TIG ADVISORS GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF ZALE.  THE TIG ADVISORS GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING.  SHOULD OTHER MATTERS, WHICH THE TIG ADVISORS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE TIG ADVISORS GROUP URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD TO VOTE (1) “AGAINST” THE MERGER AGREEMENT PROPOSAL, (2) “AGAINST” THE NONBINDING COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

IF YOU HAVE ALREADY SENT A COMPANY PROXY CARD FURNISHED BY ZALE, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO THE TIG ADVISORS GROUP, C/O MACKENZIE PARTNERS, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF ZALE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014

The proxy materials are available at
http://www.stockholderdocs.com/Zales-TIGAdvisors/

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  The TIG Advisors Group urges you to sign, date, and return the enclosed BLUE proxy card today to vote AGAINST the Merger Agreement Proposal.

The TIG Advisors Group does not believe that the Merger is in the best interest of the Company’s stockholders.  A vote AGAINST the Merger Agreement Proposal will enable you – as the owners of Zale – to send a message to the Board that you are committed to maximizing the value of your Shares and that you will not approve a proposed transaction that does not fully and fairly value your Shares.

●	If your Shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the TIG Advisors Group, c/o MacKenzie Partners, in the enclosed envelope today.

●
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

●
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions regarding your proxy,
or need assistance in voting your Shares by telephone or Internet, please call:

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) proxy@mackenziepartners.com or CALL TOLL FREE (800) 322-2885

PROPOSAL NO. 1

APPROVAL OF MERGER AGREEMENT

You are being asked by Zale to approve the Merger Agreement.  For the reasons discussed below, we oppose the proposed Merger and Merger Agreement.  To that end, we are soliciting your proxy to vote AGAINST Proposal No. 1.

We urge you to demonstrate your opposition to the proposed Merger and to send a message to the Zale Board that the proposed Merger is not in the best interest of Zale stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

REASONS TO VOTE AGAINST THE PROPOSED MERGER

I.	THE $21.00 PER SHARE IN CASH MERGER CONSIDERATION IS INADEQUATE AND DOES NOT FULLY REFLECT THE COMPANY’S FUNDAMENTAL VALUE

The TIG Advisors Group believes that the intrinsic value of Zale is far greater than the $21.00 per Share in cash Merger consideration. We believe the proposed offer price of $21.00 is grossly unfair to current shareholders because it was based on stale financial forecasts and as such, does not properly take into consideration the growth potential from the ongoing restructuring and stronger projected results and does not fairly reflect the value of the built-in synergies from the Merger.  The TIG Advisors Group also believes that there are several shortcomings in the analysis used by the Negotiation Committee of the Zale Board formed to oversee the engagement of a financial advisor in connection with the proposal from Signet (the “Negotiation Committee”).

1.      The Use of Inappropriate Share Price Benchmark

We believe that the trading price of the Shares of Zale at the time of the announced transaction was significantly undervalued. Under the stewardship of the current Management team, Zale had significantly turned around its operations over the past several years and set a course for the Company to achieve near double-digit EBITDA margins in fiscal year 2016. Had Management’s projections been known to investors ahead of the Merger’s announcement, we believe investors would have valued the Shares well in excess of recent trading ranges.

Management’s outlook for the business (as disclosed in the Company’s public filings following the Merger announcement) is significantly ahead of sell-side analyst projections (EBITDA projections are higher by 31% and 67% for 2015 and 2016, respectively)  and we believe this information asymmetry, as well as the announcement on October 2, 2013 of Golden Gate Capital’s (“Golden Gate”) intention to dispose of their interest in the Company, served to depress Zale’s public market valuation in the days preceding Signet’s offer. Signet first expressed its indication of interest in a transaction only 4 days after Zale’s filing of a registration statement regarding Golden Gate’s intended disposition of its interest in Zale and made its initial formal offer approximately a month later. Measured against its two best comparables, Signet and Tiffany & Co., Zale has underperformed by approximately 17% over this timeframe.1

Instead of using as a benchmark a price that reflects the improved results and management projections known to it through the negotiation process, the Company has chosen to rely on what we believe was depressed market price as a benchmark for considering the $21.00 in cash Merger consideration.

1   From the date of filing of the S-3 though the date of the Merger announcement, Zale’s shares declined by 3.9%, while Signet’s and Tiffany’s shares rose by 10% and 15.3%, respectively.

2.      The Use of Stale Financial Information:

Zale and its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) relied on stale financial forecasts prepared some time before July 31, 2013 in evaluating the fairness to the Company’s stockholders of Signet’s offer.  Considering that actual results were already exceeding projections, we view this as a substantial oversight.

Since the entry into the Merger Agreement, Zale has released financial results for two fiscal quarters that show marked improvement.  We believe management’s financial projections were utilized in three ways: the Board reviewed them to help understand what would be a fair price, BofA Merrill Lynch based their “fairness opinion” on them and Signet was provided with the analysis as well.

It is unclear to us why rather than producing updated forward projections that would reflect a business already trending above previous forecasts, management and the Board elected to simply update the projections for two quarters of actual results. Management’s expectations for margin improvement (even management’s downside case) far exceeded the market’s expectations at the time of agreeing to the merger.  Moreover, management was even exceeding their own guidance to investors issued just weeks before the merger was announced.2  Given that a sale of any company is likely the most important moment in any company’s existence, we seriously question why it is that the Board would not want to have the most updated financial forecasts and would not have taken them into account at the time of deliberating Zale’s future.

3.      The proposed Merger Consideration is below the Standalone Value of Zale

We believe the current transaction values Zale below its standalone value. Zale’s prospects have improved markedly since the depths of the recession. Closures of underperforming stores, a more focused use of marketing dollars, improvements in sourcing and the introduction of exclusive, branded merchandise has allowed Zale to turnaround the business and set the Company on a healthy path forward. Historical EBITDA and Margin performance show a decisive upward trend that is expected to continue into 2016, with EBITDA and Margin performance projected to almost triple from their 2013 values through 2016.3

As noted above, we believe any premium should not be based solely on recent trading ranges because the market price was, in our view, depressed as a result of Golden Gate’s stated intention to dispose of its interest in Zale and Management’s outlook for the business being significantly stronger than analyst projections.  Instead, we believe the merger consideration should be properly viewed in the context of Zale standalone prospects based on management’s projections. Based on Zale standalone value, the Merger fails to deliver any premium to Zale shareholders. The day before the announcement of the Merger, Zale was trading at an EV/EBITDA of 9.1x.  Using management’s now disclosed 2016 base case estimate, this would imply a $31 share price. Using management’s alternative (“downside”) case, this would imply a $25 share price.

4.      Shortcomings in the BofA Merrill Lynch Fairness Analysis

The TIG Advisors Group believes that the fairness analysis performed by BofA Merrill Lynch was flawed in several important respects.  We have detailed above our view that the fairness analysis improperly relied upon stale financial forecasts that have not been updated through two quarterly reports following the entry into the Merger Agreement.  We further believe that BofA Merrill Lynch included a number of irrelevant companies and transactions in order to formulate a comparable group that would support the Merger.  We note that the comparable group BofA Merrill Lynch has compiled is comprised of apparel companies with little relevance.

2See Zale’s earnings call transcript dated January 10, 2014, which discloses a margin guidance that management announced exceeding on February 27, 2014.
3For details see the TIG Advisors Group’s investor presentation filed as an exhibit to its Schedule 13D on May 9, 2014.

5.      Failure to Include Equitable Share of Potential Synergies

We believe a proper analysis would examine Zale and Signet from the perspective of the market’s view of what value was created and shared by the transaction. By our estimate, the $1.4 billion increase in Signet’s market capitalization in the days following the Merger announcement compares to a $286 million premium paid for Zale Shares. Our analysis demonstrates that the market assessed that only 17% of the synergy value created by the Merger was shared with Zale holders. In effect, Signet shareholders are receiving 5 times the value that Zale holders.4

Such an unbalanced split of synergies as is currently contemplated in the Merger is atypical. Evaluated versus Zale’s share count and capitalized at 8.5x,5 the TIG Advisors Group values the transaction synergies/economic creation as worth approximately $38 per Zale share.  Even using the trading price of the Zale Shares on the day before the Merger Agreement entry rather than its standalone value (an assumption we disagree with), the deal value creation is not equitably split with Zale shareholders. In our view, a more reasoned splitting of the synergies would transfer approximately 30-40% of the deal synergy value with the target company. In this case, that would equate to a deal price of $26 - $29/share.

6.      All Cash Merger Consideration Deprives Zale shareholders of the Value of Synergies and Upside Potential

As noted above, we believe that the agreed upon transaction with Signet was flawed from the outset because it neither recognized the value of the turnaround already well underway nor did it split the value of deal synergies with Zale holders in an equitable manner.  The TIG Advisors Group believes that both issues could have been addressed with an equity component to the consideration.

A proper structure for the transaction would allow for Zale shareholders to materially participate in the value created by unlocking deal synergies. In our estimation, a more appropriate consideration could have taken the form of no less than $12.50 in cash and 0.158 shares of Signet (worth approximately $28.50 at close of business on May 7, 2013) subject to a shareholder election for those holders hoping to roll their stake into Signet represents an appropriate structure for such a transaction. At these adjusted terms, we estimate the transaction to be approximately 20% accretive to Signet’s 2016 earnings (On currently agreed upon terms, we estimate the Zale transaction as approximately 26% accretive to Signet holders.). A deal on the aforementioned terms would equate to sharing approximately 37% of the deal synergies with Zale holders and would still be extremely compelling to shareholders of Signet. On adjusted terms, The TIG Advisors Group estimates a revised transaction along these lines would create approximately $1.1 billion of value for Signet shareholders.

4  For details see the TIG Advisors Group’s investor presentation filed as an exhibit to its Schedule 13D on May 9, 2014.
5  Calculated as a trading multiple of Signet as measured on the last day before the announced Merger and based on Zale’s fiscal year calendar.

The TIG Advisors Group Therefore Believes that the $21.00 Cash Consideration is Inadequate

We believe the business combination between Zale and Signet is a transaction of unique character and singularly great value potential.  Zale and Signet are the dominant #1 and #2 participants in their market.  A business combination between them promises unique and very significant synergies, no anti-trust costs or risks at this stage, and extraordinary strategic opportunities.  Such a unique transaction with its inherent value potential should deliver a corresponding deal premium to Zale shareholders.

In light of the progress that the Company has started to make in its strategic turnaround plan, the TIG Advisors Group does not understand how the Zale Board concluded that the per-share Merger consideration is greater than what Zale’s stockholders would be able to sell their Shares for in the open market upon the completion of a turnaround.   The TIG Advisors Group also does not understand why the Zale Board threw itself at the feet of the first suitor to make an offer for the Company just as a strategic turnaround is beginning to bear fruit, without having first conducted a full-blown competitive auction process.

We also wonder why the transaction was not structured to provide Zale shareholders an appropriate share of the extraordinary synergies built into the Merger.  This could have been easily accomplished either through a higher merger consideration or through a consideration that includes a stock component (or opportunity to elect stock consideration) and would allow current Zale shareholders to benefit from the realization of these synergies.

As discussed above, the Company’s fiscal 2013 third quarter and fourth quarter results reflect positive revenue and earnings growth.  Management has projected a continued upward trajectory going forward.  If the proposed Merger is consummated, Signet stands to reap the benefits of the Company’s initial strategic turnaround results, as opposed to Zale’s stockholders.  The TIG Advisors Group believes it is grossly unfair for the Company’s stockholders to be denied the opportunity to participate in the Company’s strong future growth outlook, especially when the Company can engage in similar value-enhancing activities as the jewelry industry is continuing to experience significant consolidation.

Based on the factors outlined above, we question how the Zale Board can conclude that the sale of the Company at a price of $21.00 per Share is in the best interests of the Company’s stockholders.

II.	WE BELIEVE THE PROCESS THAT LED TO THE SIGNING OF THE MERGER AGREEMENT WAS FLAWED

The TIG Advisors Group’s significant reservations about the proposed Merger extend beyond the inadequate price.  The TIG Advisors Group believes the principal reason that the Merger consideration is inadequate and fails to provide full and fair value for the Shares is because the Company failed to undertake a competitive sale process to obtain the highest possible price for the Company and because the sale process was tainted by a number of conflicts of interest.

1.           Potential Conflicts of Interest with Golden Gate

In addition to owning a 23% interest in Zale through an affiliate, Golden Gate has a director representative on the Zale’s Board -- Joshua Olshansky, who is a managing director of Golden Gate and the manager of its affiliate holding the Zale’s position. According to the Company’s Proxy Statement, in September 2013, in connection with the exercise of Golden Gate’s registration rights, the Company initiated, with BofA Merrill Lynch participating as the potential lead underwriter, the process of a secondary offering of Company common stock issuable upon the exercise of warrants held by Golden Gate. The process included the filing of a registration statement on October 2, 2013.  In our view, this filing clearly signaled to the market that Golden Gate was interest in obtaining immediate liquidity for its 23% stake.  Signet approached Zale with its initial indication of interest only four days later.

The Board proceeded to form a Negotiation Committee which was involved with the negotiation of the proposed transaction.  Despite the apparent material interest Golden Gate has in a potential transaction that would have provided it the desired liquidity and the fact that such interest could conflict with the best interests of other Zale shareholders, the Board appointed Mr. Olshansky to serve on the Negotiation Committee.  We believe the inclusion of Golden Gate’s representative on the Negotiation Committee created an inherent conflict of interest between a shareholder looking to sell its stake and a Board decision over evaluating the right course to maximize shareholder value.  As Golden Gate exercised their registration rights in September 2013, it is clear to us that they were looking to exit their position in Zale in the near-term. Faced with selling their Shares in a secondary offering or selling to Signet, Mr. Olshansky had a strong incentive to favor a sale of the Company now, at the expense of maximizing shareholder value with a longer-term perspective.

We believe, Golden Gate’s director was materially conflicted and should not have been allowed to serve on the Negotiation Committee. In fact, we believe that Mr. Olshansky should have recused himself from any Board deliberations on the proposed transaction.  We believe that by allowing Golden Gate to have such a strong influence in the evaluation of the Merger despite its divergent interests from those of other shareholders, the Company tainted the process and indirectly deprived holders of the fair value for their Shares.

The TIG Advisors Group believes that consistent with its fiduciary duties to all shareholders of Zale and with understanding of the inherent conflicts of interest, the Board should have negotiated a transaction that requires the vote of a “majority of the minority” of Zale shareholders (namely, a majority of all Zale’s Shares other than those held by Golden Gate) for the approval of the Merger.  In our view, only a majority of the minority vote would ensure that the terms of the Merger are fair and acceptable to all Zale shareholders and not only to a 23% holder with clear desires for short-term liquidity.

2.           Potential Conflict with Bank of America

In our view, BofA Merrill Lynch’s involvement with Signet, including its presentation detailing an acquisition of Zale, fundamentally tainted the entire sale process and its outcome. Zale has paid BofA Merrill Lynch $10.5 million during the two years preceding the date of entry into the Merger Agreement with Signet and eventually secured a fee arrangement for an additional $12 million for representing Zale in the sales process.  Yet, while actively engaged with Zale in the potential lead underwriting role for Golden Gate’s Zale Shares, BofA Merrill Lynch appears to have been simultaneously soliciting business from Signet by analyzing the merits of a potential acquisition of Zale for $17 - $21 per share, making a presentation on October 7, 2013, albeit a presentation that, according to Zale’s public filings, identified (but did not further analyze) nineteen other representative acquisition opportunities for Signet.

When Zale’s Board contacted BofA Merrill Lynch on November 11, 2013 to discuss their advisory services in relation to Signet’s approach (first on October 6, 2013), BofA Merrill Lynch advised the Board they had “limited prior relationships and no conflicts with Signet.”  On discovering BofA Merrill Lynch’s inherent conflicts after executing the Merger Agreement with Signet, the Board met several times and, according to its proxy statement, ultimately concluded on April 2, 2014 that BofA Merrill Lynch’s presentation to Signet “did not impact the Board’s determination and recommendation regarding the merger, the Merger Agreement and the transaction contemplated thereby.”

We believe that BofA Merrill Lynch was conflicted and not in the best position to provide a “fairness opinion” on the proposed Merger given its prior involvement with Signet.  We question why BofA Merrill Lynch and not any of the numerous other nationally recognized investment banks were retained.  We are concerned that the Board did not rigorously eliminate all risks that threaten to taint the process of evaluating the fair value to be received by Zale shareholders in the Merger.

3.           The Company’s Lack of Sale Process

We strongly believe that by failing to conduct any meaningful process to explore potential interest from other bidders to acquire Zale, the Company cannot with any confidence maintain that the Merger delivers maximum value to Zale shareholders.  According to Zale’s Proxy Statement, the Company never explored interest in the sale of the Company prior to receiving Signet’s unsolicited offer, then never sought other bidders or “shopped” the Company in any way during the course of its negotiations with Signet to seek competing offers and has entered into a Merger Agreement with Signet that does not contain a “go-shop” provision that would allow the Company to ensure that value is being maximized.

In short, a full sale process was never conducted by Zale to solicit proposals from any other potential bidders.  Zale has disclosed that an unidentified “overseas party” had expressed interest in a potential transaction with Zale but interest was unsolicited and the “overseas party” was never allowed exploratory due diligence.  The “overseas party” was not identified through an auction process conducted by Zale but rather approached through a representative Mr. Olshansky, Golden Gate’s director representative, at a meeting unrelated to the Company and expressed unsolicited interest in a potential transaction.

Given that Signet’s initial expression of interest came only 4 days after a registration statement revealed Golden Gate’s interest in disposing of its 23% interest in Zale, we question whether the failure of the Board and the Negotiation Committee to pursue a full sales process was in part motivated by a desire to provide Golden Gate with the short-term liquidity they sought at the expense of ensuring maximum value for all shareholders.

4.           Potential Conflict with Management

Amidst discussions with Signet as to the sale of the Company, Signet indicated to Theo Killion, CEO of Zale, that it was Signet’s preference for Mr. Killion to continue leading the Zale division of Signet post transaction closing. These indications happened in early January as well as again in early February, according to the Proxy Statement. In our view, Signet’s stated interest in retaining Mr. Killion served to further deepen the level of conflicts replete throughout the process.

III.	ALTERNATIVES EXIST FOR MAXIMIZING STOCKHOLDER VALUE

The TIG Advisors Group believes shareholders should vote against the current deal with Signet given the lack of compelling value delivered versus Zale’s standalone value.   While the TIG Advisors Group believes there is minimal or no downside risk given the strong financial results reported by the Company following the Merger announcement, shareholders concerned by the perceived downside have another option available.

In our view, to accommodate the potential for a long regulatory review of anti-trust matters, the parties negotiated the Merger Agreement to contemplate a late “end date” of February 19, 2015 by which the transaction must be completed (the “End Date”). We believe this provision creates an extraordinary value opportunity for Zale shareholders. Zale shareholders can withhold quorum and thus delay their vote on the Merger until a later date (potentially into the beginning of 2015) when more is known about Zale’s results and the fair value Zale shareholders should receive in the Merger can be better estimated.  Zale shareholders are essentially long a very valuable “put option” with a strike price of $21 and an expiration date of February 19, 2015.

Our reading of the Merger Agreement indicates to us that should enough shareholders withhold quorum by not voting their Shares for, against or abstain with respect to the approval of the Merger, then under the provisions of the Merger Agreement, Zale’s Boardmay postpone or adjourn the Special Meeting to solicit additional proxies for the purpose of obtaining the requisite stockholder approval.

The Company’s Bylaws provide that a majority of all the issued and outstanding Shares of Company common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at any meeting of the Company's stockholders.  A stockholder’s Shares are counted as present at the Special Meeting if the stockholder is present at the Special Meeting and votes in person, or if a proxy has been properly submitted by the stockholder to the assigned proxy holder, who is present at the Special Meeting and votes in accordance with the stockholder’s instructions. “Broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker, bank, trust, custodian or other nominee (collectively, "broker") has been instructed to vote on at least one of the Proposals presented for a vote at the Special Meeting. A "broker non-vote" occurs when (i) your Shares are held by a broker, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in "street name") and (ii) a broker submits a proxy card for your Shares of Company common stock held in "street name", but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.  Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Accordingly, and importantly, if Zale shareholders do not vote or do not instruct their brokers to vote “for”, “against”, or “abstain” with respect to any of the Proposals put to a vote at the Special Meeting and otherwise fail to appear at the Special Meeting in person or by proxy, then there may not be sufficient quorum to conduct business and the Special Meeting, and the Board may need to adjourn the Special Meeting to a later date. Such a postponement of the Special Meeting will not put the Merger in jeopardy because the Merger Agreement expressly allows the Board to postpone the meeting for lack of quorum without triggering termination of the Merger Agreement.  Such a postponement will allow Zale shareholders additional time before making the decision whether to approve or reject the transaction in its current form. We believe that shareholders can avail themselves of this period to review earnings results for the next several quarters and re-evaluate a decision to sell the Company at a later time.

Shareholders should not overlook the value of this “put option” implicit in the Merger Agreement.  The TIG Advisors Group estimates that the “put option” could be worth between $4.50 –6.38 per share, using assumed volatilities of 40% and 70%, respectively. Historic realized volatilities for Shares of Zale have been consistently above the lower level on which our estimates are based.6

The TIG Advisors Group sees no reason why shareholders of Zale should prematurely abandon this tremendously valuable asset ahead of the End Date provided in the Merger Agreement.  Should Zale continue on pace with the exceptional turnaround story already well underway, shareholders will be able to vote the merger down in early 2015 (taking, in our view, only limited risk of the deal failing before then due to the significant benefits it carries for Signet) and avail themselves of an extremely compelling investment opportunity.

   6  For details see the TIG Advisors Group’s investor presentation filed as an exhibit to its Schedule 13D on May 9, 2014.

We see the value of Zale today as the sum of the Company’s standalone value plus the value of the put option implicit in the Merger Agreement.  The TIG Advisors Group anticipates that, if shareholders agree with our perspective regarding the value of the put option, it would be reasonable to predict that Signet may approach Zale’s Board at some point and seek to amend the Merger Agreement to shorten the End Date.

There is little that shareholders can do to interfere with, or prevent, such a negotiation. However, we believe that the Zale Board would be inappropriately transferring value directly to Signet contrary to the best interests of Zale shareholders unless it negotiated an increased merger consideration in return for shortening the End Date so as to properly incorporate the value of the put option.  While admittedly Signet is not obligated to offer such an increased merger consideration and there is (in our view limited) risk that Zale’s price may in fact decline, TIG Advisors believes that as long as Zale remains on its current course, its stock price would likely actually increase.  Accordingly, in our view, consistent with its fiduciary duties to maximize shareholder value by obtaining the highest possible price, in order to obtain stockholder approval, the Board should seek to have discussions with Signet so that it may capture this likely upside potential and ensure that Zale’s shareholders are receiving a fair price for their Shares.

In the event that shareholders approve the acquisition, we intend to pursue an appraisal claim against Signet to compel additional consideration for our interest but we believe that all Zale holders deserve a fair price for their Shares.

We encourage shareholders of Zale to recognize the Company’s true value and vote against the Merger.

The TIG Advisors Group urges you to vote against the Merger proposal by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

PROPOSAL NO. 2

ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is providing its stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to its named executive officers in connection with the Merger.  Accordingly, the Company is asking stockholders to vote for the following resolution.

"RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as disclosed in the table entitled "Potential Change of Control Payments to Named Executive Officers", including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED."

According to the Company’s proxy statement, because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the vote on the Nonbinding Compensation Proposal.

TIG Advisors is opposed to the Merger in its current form as detailed above.  Accordingly, TIG Advisors recommends that shareholders vote against the approval of the executive compensation payable in connection with such Merger if consummated.

THE TIG ADVISORS GROUP URGES YOU TO VOTE AGAINST ZALE’S PROPOSAL TO APPROVE THE NONBINDING COMPENSATION PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 3

PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING

You are being asked by Zale to approve a proposal to grant the Company authority to vote your Shares to adjourn the meeting, if necessary, to provide additional time to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.  We are soliciting your proxy to vote FOR Proposal No. 3.

THE TIG ADVISORS GROUP URGES YOU TO VOTE FOR ZALE’S PROPOSAL TO APPROVE ANY MOTION TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO PROVIDE ADDITIONAL TIME TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

CONSEQUENCES OF DEFEATING THE PROPOSED MERGER

In the event that (i) the Merger Agreement is terminated by the Company or Signet because the Company’s stockholders fail to adopt the Merger Agreement at the Special Meeting, (ii) prior to such termination, a takeover proposal has been made directly to the Company's stockholders generally or any person has publicly announced (and not withdrawn) a takeover proposal prior to the Special Meeting and (iii) within twelve months after such termination, the Company enters into a definitive agreement with respect to, or consummates, a takeover proposal, then the Company must pay a termination fee of $26,700,000 to Signet.

In addition, in the event that the Merger Agreement is terminated by the Company or Signet because the Company’s stockholders fail to adopt the Merger Agreement at the Special Meeting and prior to such termination, a takeover proposal is made directly to the Company's stockholders generally or any person has publicly announced (and not withdrawn) a takeover proposal prior to the Special Meeting, then the Company will reimburse Signet’s reasonable out-of-pocket fees and expenses whenever incurred, up to a limit of $12,500,000. Any termination fee payable by the Company will be reduced by the amount of any expenses reimbursed pursuant to this paragraph.

We do not believe that our actions to date have constituted a takeover proposal and would strongly disagree with any view to the contrary. However, we cannot be certain that a takeover proposal will not be announced, disclosed or otherwise communicated to the Board prior to the Special Meeting or that Signet will not claim that our actions have constituted a takeover proposal such that they are entitled to, in the circumstances described above, payment of the termination fee. In addition, if Signet makes such assertions, despite our view to the contrary, it is possible that the Board will conclude that we have made a takeover proposal and authorize payment of such amount.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, the TIG Advisors Group believes that the only outstanding class of securities of Zale entitled to vote at the Special Meeting is the Shares.

Shares represented by properly executed BLUE proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the adoption of the Merger Agreement, AGAINST the Nonbinding Compensation Proposal and FOR the proposal to adjourn the meeting, if necessary, to provide additional time to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of Shares that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Special Meeting, the presence, in person or by proxy, of the holders of at least 21,572,873 Shares of Common Stock, which represents a majority of the 43,145,744 Shares outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions will be counted for purposes of determining a quorum. Shares represented by “broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals to be presented at the Special Meeting in this proxy statement.  If you hold your Shares in street name and do not provide voting instructions to your broker, your Shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Your broker will not have discretionary authority to vote your Shares at the Special Meeting on any of the proposals.

VOTES REQUIRED FOR APPROVAL

Adoption of the Merger Agreement ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the adoption of the Merger Agreement. The adoption of the Merger Agreement by the Company’s stockholders requires the affirmative vote of stockholders holding at least a majority of the outstanding Shares as of the close of business on the Record Date. As disclosed in the Company’s proxy statement, the failure to vote your Shares, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Approval of the Nonbinding Compensation Proposal ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the approval of the Nonbinding Compensation Proposal. According to the Company’s proxy statement, although the vote is non-binding, approval of the Nonbinding Compensation Proposal requires the approval by a majority of the votes cast affirmatively or negatively on the proposal at the Special Meeting. The Company’s proxy statement further provides that, assuming a quorum is present at the Special Meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the proposal.

Approval of the Adjournment of the Special Meeting ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. According to the Company’s proxy statement, approval of the proposal requires the approval by a majority of the votes cast affirmatively or negatively on the proposal at the Special Meeting. The Company’s proxy statement further provides that, assuming a quorum is present at the Special Meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the proposal.

To vote, please complete, sign, date and return the enclosed BLUE proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided herein.  If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.  If your Shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

REVOCATION OF PROXIES

Stockholders of Zale may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the TIG Advisors Group in care of MacKenzie Partners at the address set forth on the back cover of this Proxy Statement or to Zale at 901 West Walnut Hill Lane, Irving, Texas 75038, or any other address provided by Zale.  Although a revocation is effective if delivered to Zale, the TIG Advisors Group requests that either the original or photostatic copies of all revocations be mailed to the TIG Advisors Group in care of MacKenzie Partners at the address set forth on the back cover of this Proxy Statement so that the TIG Advisors Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, MacKenzie Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies against the Company’s proposals in connection with the Merger.

DISSENTERS’ RIGHT OF APPRAISAL

Under the General Corporation Law of the State of Delaware, stockholders who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their Shares as determined by the Delaware Court of Chancery if the proposed Merger is completed, but only if they submit a written demand for an appraisal before the vote on the adoption of the Merger Agreement and only if they comply with the Delaware law procedures, as more fully explained in the Company’s proxy statement. This appraisal amount could be more than, the same as, or less than the amount a stockholder would be entitled to receive under the Merger Agreement.

IF YOU WISH TO VOTE AGAINST THE MERGER AGREEMENT PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the TIG Advisors Group.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The TIG Advisors Group has entered into an agreement with MacKenzie Partners for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners will receive a fee not to exceed $250,000, together with reimbursement for its reasonable out-of-pocket expenses.  MacKenzie Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  The TIG Advisors Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  The TIG Advisors Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that MacKenzie Partners will employ approximately 25 persons to solicit Zale’s stockholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by the TIG Advisors Group.  Costs of this solicitation of proxies are currently estimated to be approximately $300,000.  The TIG Advisors Group estimates that through the date hereof, its expenses in connection with this solicitation are approximately $235,000 .

If the TIG Advisors Group is successful in its solicitation of proxies to defeat the proposed Merger at the Special Meeting, then it intends to seek reimbursement from the Company for its expenses incurred in connection therewith.

ADDITIONAL PARTICIPANT INFORMATION

Each member of the TIG Advisors Group is a participant in this solicitation. The principal business of TIG Associates is investing in securities and engaging in all related activities and transactions. The principal business of TIG Enhanced is investing in securities and engaging in all related activities and transactions. The principal business of TFI Partners is serving as the general partner of each of TIG Associates and TIG Enhanced. The principal business of TIG Advisors is serving as the investment manager of each of TIG Associates, TIG Enhanced and of certain managed accounts (the “TIG Advisors Accounts”). The principal occupation of Carl Tiedemann is serving as the managing member of each of TIG Advisors and TFI Partners. The principal occupation of Michael Tiedemann is serving as the managing member of each of TIG Advisors and TFI Partners.

The address of the principal office of each of TIG Associates and TIG Enhanced is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address of the principal office of each of TIG Advisors, TFI Partners, Carl Tiedemann and Michael Tiedemann is 520 Madison Avenue, 26th Floor, New York, New York 10022.

As of the date hereof, TIG Associates directly beneficially owned 175,142 Shares, including 5,600 Shares underlying certain call options exercisable within 60 days hereof.  As of the date hereof, TIG Enhanced directly beneficially owned 467,832 Shares, including 15,000 Shares underlying certain call options exercisable within 60 days hereof. TFI Partners, as the general partner of each of TIG Associates and TIG Enhanced, may be deemed the beneficial owner of 642,974 Shares beneficially owned by TIG Associates and TIG Enhanced, including 20,600 Shares underlying certain call options exercisable within 60 days hereof.  As of the date hereof, TIG Advisors beneficially owns 4,104,775 Shares, consisting of 642,974 Shares beneficially owned directly by TIG Associates and TIG Enhanced (including 20,600 Shares underlying certain call options exercisable within 60 days hereof), and 3,461,801 Shares held in the TIG Advisors Accounts, including 111,200 Shares underlying certain call options exercisable within 60 days hereof. Carl Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 Shares, including 131,800 Shares underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts. Michael Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 Shares, including 131,800 Shares underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 4,104,775 Shares, including 131,800 Shares underlying certain call options exercisable within 60 days hereof, owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the Shares he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The Shares purchased by each of TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

On May 9, 2014, the members of the TIG Advisors Group entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the parties agreed (a) to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company and (b) to solicit proxies in opposition to the Merger Proposal at the Special Meeting.

TIG Associates has purchased in the open market from counterparties the right to call up to 5,600 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014. TIG Associates has purchased in the open market from counterparties put options referencing an aggregate of 7,700 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014.

TIG Enhanced has purchased in the open market from counterparties the right to call up to 15,000 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014. TIG Enhanced has purchased in the open market from counterparties put options referencing an aggregate of 20,500 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014.

TIG Advisors, through the TIG Advisors Accounts, has purchased in the open market from counterparties the right to call up to 111,200 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014. TIG Advisors, through the TIG Advisors Accounts, has purchased in the open market from counterparties put options referencing an aggregate of 151,900 Shares at a price of $20 per Share, if such right is exercised prior to or on May 17, 2014.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting.

INFORMATION REGARDING ZALE AND THE MERGER

According to the Company’s Proxy Statement, Zale is a Delaware corporation with its principal executive office located at 901 West Walnut Hill Lane, Irving, Texas 75038; Telephone No. (972) 580-4000.

Zale is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by Zale with the SEC, including the Company's proxy statement, are publicly available at the SEC website: www.sec.gov.

We note that the Company's Proxy Statement contains information regarding:

•	the terms of the Merger Agreement and the Merger and related transactions;

•	any reports, opinions and/or appraisals received by Zale in connection with the Merger;

•	past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors;

•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger;

•	the voting agreement by and among the Company, Signet and Z Investment Holdings, LLC;

•	security ownership of certain beneficial owners and management of the Company, including 5% owners;

•	the number of Shares outstanding as of the Record Date;

•	the establishment of a quorum;

•	the vote required for approval;

•	the treatment of abstentions and “broker non-votes;”

•	the compensation paid and payable to Zale’s directors and executive officers;

•	the trading prices of Zale Shares over time;

•	the availability of appraisal rights to the Company’s stockholders;

•
the requirements for the submission of stockholder proposals to be considered for inclusion in the Company's proxy statement for the 2014 annual meeting of stockholders, in the event that the Merger Agreement and the Merger are not approved by the stockholders; and

•	the Company, Signet and Merger Sub.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, the Company does not expect to hold its annual meeting of stockholders in 2014 (the “2014 Annual Meeting”); however, if the Merger is not completed, the Company will hold the 2014 Annual Meeting.

If the 2014 Annual Meeting is held, proposals of stockholders intended to be presented at the 2014 Annual Meeting must, in order to be included in the Company’s proxy statement and the form of proxy for the 2014 Annual Meeting, be received by the Company’s Corporate Secretary at Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038 by June 19, 2014 (unless the date of the 2014 Annual Meeting is changed by more than 30 days from the anniversary of the 2013 annual meeting of stockholders, in which case a proposal must be received a reasonable time before the Company begins to print and mail its proxy materials).

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2015 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.  Therefore, to be presented at the 2015 Annual Meeting, such a proposal must be given between November 13, 2014 and December 13, 2014.  If the date of the 2015 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be given not earlier than the close of business on the 120th day prior to and not later than the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Additionally, if the number of directors to be elected is increased and there is no public announcement by the Company naming nominees at least 100 days prior to the first anniversary of this year’s annual meeting, a stockholder’s notice with respect to the additional directorships will be considered timely if delivered not later than the close of business on the tenth day following the date of the announcement.

Under the Company’s bylaws (the “Bylaws”), any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2014 Annual Meeting (if such meeting is held), must give written notice of that proposal to the Company’s Corporate Secretary not less than 60 days nor more than 90 days prior to the 2014 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If less than 70 days' notice or prior public disclosure is provided for the 2014 Annual Meeting, notice of business or notice of a director nomination for such meeting must be received by the Company’s Corporate Secretary not later than the close of business on (i) the 10th day following the day on which such notice was mailed or such public disclosure was made or (ii) if earlier than such 10th day, the 60th day before the first anniversary of the prior year's annual meeting of stockholders (e.g., for purposes of the 2014 annual meeting of stockholders, October 6, 2014).

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2014 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by the TIG Advisors Group that such procedures are legal, valid or binding.

OTHER MATTERS AND ADDITIONAL INFORMATION

The TIG Advisors Group is unaware of any other matters to be considered at the Special Meeting.  However, should other matters, which the TIG Advisors Group is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

The TIG Advisors Group has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in Zale’s proxy statement.  This disclosure includes, among other things, detailed information relating to the background, reasons for, terms and consequences of the Merger, including risk factors, financial and pro forma information, tax consequences, accounting treatment, description of business conducted by Zale, description and share price information of the Shares, and interest of officers and directors of Zale in the Merger.

See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management and directors of Zale.

The information concerning Zale contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

TIG ADVISORS, LLC May 23, 2014

SCHEDULE I

TRANSACTIONS IN SECURITIES OF ZALE
DURING THE PAST TWO YEARS

Except as otherwise specified, all transactions were made in the open market.

TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P.

Class of Security	Amount of Securities Acquired/(Disposed)	Date of Transaction

Common Stock	8,409	02/19/2014
Common Stock	5,606	02/19/2014
Common Stock	27,806	02/19/2014
Common Stock	8,409	02/19/2014
Common Stock	14,015	02/19/2014
Common Stock	2,803	02/19/2014
Common Stock	8,409	02/19/2014
Common Stock	13,612	02/20/2014
Common Stock	(841)	02/21/2014
Common Stock	(2,791)	02/24/2014
Common Stock	(3,348)	02/25/2014
Common Stock	(1,844)	02/26/2014
Common Stock	2,212	02/27/2014
Common Stock	2,107	02/27/2014
Common Stock	189	02/28/2014
Common Stock	5,382	02/28/2014
Common Stock	6,987	03/03/2014
Common Stock	59	03/05/2014
Common Stock	898	03/05/2014
Common Stock	1,279	03/06/2014
Common Stock	5,115	03/06/2014
Common Stock	179	03/06/2014
Common Stock	(1,023)	03/06/2014
Common Stock	30	03/07/2014

Common Stock	2,419	03/10/2014
Common Stock	2,558	03/11/2014
Common Stock	248	03/11/2014
Common Stock	2,703	03/12/2014
Common Stock	5,764	03/12/2014
Common Stock	14,936	03/13/2014
Common Stock	4,979	03/13/2014
Common Stock	3,734	03/14/2014
Common Stock	1,245	03/17/2014
Common Stock	761	03/19/2014
Common Stock	1,343	03/21/2014
Common Stock	1,997	03/21/2014
Common Stock	1,123	03/26/2014
Common Stock	(7,943)	03/31/2014
Common Stock	(2,428)	04/01/2014
Common Stock	(3,703)	04/02/2014
Common Stock	1,211	04/07/2014
Common Stock	2,168	04/07/2014
Common Stock	43	04/07/2014
Common Stock	1,194	04/07/2014
Common Stock	1,085	04/07/2014
Common Stock	3,157	04/07/2014
Common Stock	1,336	04/09/2014
Common Stock	51	04/09/2014
Common Stock	13	04/09/2014
Common Stock	7,243	04/10/2014
Common Stock	3,930	04/10/2014
Common Stock	1,136	04/11/2014
Common Stock	2,137	04/11/2014
Common Stock	1,495	04/14/2014
Common Stock	2,838	04/14/2014
Common Stock	1,312	04/14/2014

Common Stock	1,061	04/15/2014
Common Stock	5	04/16/2014
Common Stock	(4)	04/16/2014
Common Stock	4,736	04/30/2014

March 22, 2014 Put Option ($20 Strike Price)	3	02/19/2014

April 19, 2014 Call Option ($20 Strike Price)	1	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	(1)	04/17/2014

April 19, 2014 Put Option ($20 Strike Price)	1	04/16/2014

May 17, 2014 Call Option ($20 Strike Price)	56	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/26/2014
May 17, 2014 Call Option ($20 Strike Price)	(4)	03/31/2014
May 17, 2014 Call Option ($20 Strike Price)	1	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	1	04/30/2014

May 17, 2014 Put Option ($20 Strike Price)	56	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	27	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	1	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	(10)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(6)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	8	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	1	05/07/2014

TIG ARBITRAGE ENHANCED MASTER FUND, L.P.

Common Stock	13,172	02/19/2014
Common Stock	43,554	02/19/2014
Common Stock	8,781	02/19/2014
Common Stock	13,171	02/19/2014
Common Stock	21,953	02/19/2014
Common Stock	4,390	02/19/2014
Common Stock	13,172	02/19/2014
Common Stock	21,927	02/20/2014
Common Stock	(1,325)	02/21/2014
Common Stock	(4,390)	02/24/2014
Common Stock	(5,267)	02/25/2014
Common Stock	(2,212)	02/26/2014
Common Stock	3,499	02/27/2014
Common Stock	3,332	02/27/2014
Common Stock	2,200	02/28/2014
Common Stock	5,374	02/28/2014
Common Stock	37,826	02/28/2014
Common Stock	11,376	02/28/2014
Common Stock	6,250	03/03/2014
Common Stock	15,353	03/03/2014
Common Stock	2,665	03/05/2014
Common Stock	128	03/05/2014
Common Stock	2,803	03/06/2014
Common Stock	11,208	03/06/2014
Common Stock	393	03/06/2014
Common Stock	(2,242)	03/06/2014
Common Stock	67	03/07/2014
Common Stock	5,302	03/10/2014

Common Stock	5,604	03/11/2014
Common Stock	543	03/11/2014
Common Stock	5,927	03/12/2014
Common Stock	12,754	03/12/2014
Common Stock	32,748	03/13/2014
Common Stock	10,915	03/13/2014
Common Stock	8,187	03/14/2014
Common Stock	2,729	03/17/2014
Common Stock	296	03/19/2014
Common Stock	2,932	03/21/2014
Common Stock	4,359	03/21/2014
Common Stock	806	03/26/2014
Common Stock	21,580	03/31/2014
Common Stock	12,428	03/31/2014
Common Stock	10,386	03/31/2014
Common Stock	(182)	03/31/2014
Common Stock	(670)	04/01/2014
Common Stock	(9,826)	04/02/2014
Common Stock	3,202	04/07/2014
Common Stock	5,735	04/07/2014
Common Stock	113	04/07/2014
Common Stock	1,925	04/07/2014
Common Stock	2,867	04/07/2014
Common Stock	8,350	04/07/2014
Common Stock	3,550	04/09/2014
Common Stock	1,894	04/09/2014
Common Stock	34	04/09/2014
Common Stock	19,242	04/10/2014
Common Stock	10,441	04/10/2014
Common Stock	3,017	04/11/2014
Common Stock	5,678	04/11/2014
Common Stock	3,974	04/14/2014

Common Stock	7,539	04/14/2014
Common Stock	3,485	04/14/2014
Common Stock	2,811	04/15/2014
Common Stock	(1,269)	04/16/2014
Common Stock	2,363	04/23/2014
Common Stock	13,578	04/30/2014
Common Stock	327	05/07/2014

March 22, 2014 Put Option ($20 Strike Price)	5	02/19/2014

April 19, 2014 Call Option ($20 Strike Price)	2	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	(2)	04/17/2014

April 19, 2014 Put Option ($20 Strike Price)	2	04/16/2014

May 17, 2014 Call Option ($20 Strike Price)	88	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	1	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	29	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	4	03/03/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/05/2014
May 17, 2014 Call Option ($20 Strike Price)	2	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/26/2014
May 17, 2014 Call Option ($20 Strike Price)	17	03/31/2014
May 17, 2014 Call Option ($20 Strike Price)	4	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	(1)	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	4	04/30/2014

May 17, 2014 Put Option ($20 Strike Price)	88	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	43	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	37	02/28/2014
May 17, 2014 Put Option ($20 Strike Price)	16	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	(4)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	1	04/09/2014
May 17, 2014 Put Option ($20 Strike Price)	22	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	2	05/07/2014

TIG ADVISORS, LLC
(Through the TIG Advisors Accounts)

Common Stock	14,965	02/19/2014
Common Stock	49,485	02/19/2014
Common Stock	9,977	02/19/2014
Common Stock	14,965	02/19/2014
Common Stock	24,942	02/19/2014
Common Stock	4,988	02/19/2014
Common Stock	14,965	02/19/2014
Common Stock	11,668	02/19/2014
Common Stock	38,582	02/19/2014
Common Stock	7,779	02/19/2014
Common Stock	11,668	02/19/2014
Common Stock	19,447	02/19/2014
Common Stock	3,890	02/19/2014
Common Stock	11,668	02/19/2014
Common Stock	18,759	02/19/2014
Common Stock	62,027	02/19/2014
Common Stock	12,505	02/19/2014
Common Stock	18,759	02/19/2014

Common Stock	31,263	02/19/2014
Common Stock	6,253	02/19/2014
Common Stock	18,759	02/19/2014
Common Stock	33,153	02/19/2014
Common Stock	109,624	02/19/2014
Common Stock	22,102	02/19/2014
Common Stock	33,152	02/19/2014
Common Stock	55,254	02/19/2014
Common Stock	11,051	02/19/2014
Common Stock	33,152	02/19/2014
Common Stock	49,874	02/19/2014
Common Stock	164,922	02/19/2014
Common Stock	33,250	02/19/2014
Common Stock	49,876	02/19/2014
Common Stock	83,126	02/19/2014
Common Stock	16,625	02/19/2014
Common Stock	49,875	02/19/2014
Common Stock	24,982	02/20/2014
Common Stock	19,454	02/20/2014
Common Stock	30,843	02/20/2014
Common Stock	54,556	02/20/2014
Common Stock	84,626	02/20/2014
Common Stock	(1,505)	02/21/2014
Common Stock	(1,174)	02/21/2014
Common Stock	(1,883)	02/21/2014
Common Stock	(3,328)	02/21/2014
Common Stock	(5,030)	02/21/2014
Common Stock	(4,990)	02/24/2014
Common Stock	(3,889)	02/24/2014
Common Stock	(6,239)	02/24/2014
Common Stock	(11,029)	02/24/2014
Common Stock	(16,672)	02/24/2014

Common Stock	(5,987)	02/25/2014
Common Stock	(4,668)	02/25/2014
Common Stock	(7,488)	02/25/2014
Common Stock	(13,235)	02/25/2014
Common Stock	(20,007)	02/25/2014
Common Stock	2,995	02/26/2014
Common Stock	(2,292)	02/26/2014
Common Stock	(1,936)	02/26/2014
Common Stock	1,081	02/26/2014
Common Stock	(2,825)	02/26/2014
Common Stock	(6,371)	02/26/2014
Common Stock	924	02/26/2014
Common Stock	(7,520)	02/26/2014
Common Stock	4,066	02/27/2014
Common Stock	3,871	02/27/2014
Common Stock	3,102	02/27/2014
Common Stock	2,952	02/27/2014
Common Stock	5,012	02/27/2014
Common Stock	4,772	02/27/2014
Common Stock	8,769	02/27/2014
Common Stock	8,348	02/27/2014
Common Stock	13,340	02/27/2014
Common Stock	12,700	02/27/2014
Common Stock	4,307	02/28/2014
Common Stock	10,143	02/28/2014
Common Stock	3,743	02/28/2014
Common Stock	2,498	02/28/2014
Common Stock	7,923	02/28/2014
Common Stock	5,310	02/28/2014
Common Stock	12,502	02/28/2014
Common Stock	9,288	02/28/2014
Common Stock	21,874	02/28/2014

Common Stock	15,789	02/28/2014
Common Stock	651	02/28/2014
Common Stock	33,421	02/28/2014
Common Stock	13,169	03/03/2014
Common Stock	10,288	03/03/2014
Common Stock	16,234	03/03/2014
Common Stock	28,401	03/03/2014
Common Stock	43,394	03/03/2014
Common Stock	640	03/05/2014
Common Stock	112	03/05/2014
Common Stock	2,621	03/05/2014
Common Stock	87	03/05/2014
Common Stock	1,786	03/05/2014
Common Stock	30,325	03/05/2014
Common Stock	156	03/05/2014
Common Stock	3,653	03/05/2014
Common Stock	240	03/05/2014
Common Stock	4,747	03/05/2014
Common Stock	1,535	03/05/2014
Common Stock	369	03/05/2014
Common Stock	8,630	03/05/2014
Common Stock	2,430	03/06/2014
Common Stock	9,722	03/06/2014
Common Stock	340	03/06/2014
Common Stock	(1,944)	03/06/2014
Common Stock	1,889	03/06/2014
Common Stock	7,555	03/06/2014
Common Stock	264	03/06/2014
Common Stock	(1,511)	03/06/2014
Common Stock	3,387	03/06/2014
Common Stock	13,547	03/06/2014
Common Stock	475	03/06/2014

Common Stock	(2,710)	03/06/2014
Common Stock	5,211	03/06/2014
Common Stock	20,848	03/06/2014
Common Stock	729	03/06/2014
Common Stock	(4,169)	03/06/2014
Common Stock	8,001	03/06/2014
Common Stock	32,005	03/06/2014
Common Stock	1,120	03/06/2014
Common Stock	(6,401)	03/06/2014
Common Stock	59	03/07/2014
Common Stock	46	03/07/2014
Common Stock	81	03/07/2014
Common Stock	125	03/07/2014
Common Stock	192	03/07/2014
Common Stock	4,597	03/10/2014
Common Stock	3,573	03/10/2014
Common Stock	6,408	03/10/2014
Common Stock	9,859	03/10/2014
Common Stock	15,137	03/10/2014
Common Stock	4,861	03/11/2014
Common Stock	472	03/11/2014
Common Stock	3,777	03/11/2014
Common Stock	367	03/11/2014
Common Stock	6,774	03/11/2014
Common Stock	657	03/11/2014
Common Stock	10,424	03/11/2014
Common Stock	1,011	03/11/2014
Common Stock	16,002	03/11/2014
Common Stock	1,553	03/11/2014
Common Stock	5,136	03/12/2014
Common Stock	10,829	03/12/2014
Common Stock	3,996	03/12/2014

Common Stock	8,615	03/12/2014
Common Stock	8,565	03/12/2014
Common Stock	55,000	03/12/2014
Common Stock	19,845	03/12/2014
Common Stock	11,023	03/12/2014
Common Stock	23,668	03/12/2014
Common Stock	16,950	03/12/2014
Common Stock	37,501	03/12/2014
Common Stock	28,373	03/13/2014
Common Stock	9,457	03/13/2014
Common Stock	22,075	03/13/2014
Common Stock	7,359	03/13/2014
Common Stock	47,322	03/13/2014
Common Stock	15,775	03/13/2014
Common Stock	60,900	03/13/2014
Common Stock	20,300	03/13/2014
Common Stock	93,646	03/13/2014
Common Stock	31,215	03/13/2014
Common Stock	7,094	03/14/2014
Common Stock	5,519	03/14/2014
Common Stock	11,830	03/14/2014
Common Stock	15,224	03/14/2014
Common Stock	23,412	03/14/2014
Common Stock	2,364	03/17/2014
Common Stock	1,839	03/17/2014
Common Stock	3,944	03/17/2014
Common Stock	5,075	03/17/2014
Common Stock	7,804	03/17/2014
Common Stock	6,041	03/19/2014
Common Stock	1,902	03/19/2014
Common Stock	1,716	03/21/2014
Common Stock	3,763	03/21/2014

Common Stock	1,815	03/21/2014
Common Stock	2,934	03/21/2014
Common Stock	4,289	03/21/2014
Common Stock	6,378	03/21/2014
Common Stock	5,465	03/21/2014
Common Stock	8,126	03/21/2014
Common Stock	7,440	03/21/2014
Common Stock	12,443	03/21/2014
Common Stock	(3,824)	03/26/2014
Common Stock	423	03/26/2014
Common Stock	33,717	03/26/2014
Common Stock	2,921	03/26/2014
Common Stock	(1)	03/26/2014
Common Stock	10	03/26/2014
Common Stock	(247)	03/31/2014
Common Stock	3,393	03/31/2014
Common Stock	5,611	03/31/2014
Common Stock	(174)	03/31/2014
Common Stock	(456)	03/31/2014
Common Stock	1	03/31/2014
Common Stock	(545)	03/31/2014
Common Stock	28,420	03/31/2014
Common Stock	34,179	03/31/2014
Common Stock	24,982	03/31/2014
Common Stock	(613)	03/31/2014
Common Stock	(165)	04/01/2014
Common Stock	(167)	04/01/2014
Common Stock	(304)	04/01/2014
Common Stock	(363)	04/01/2014
Common Stock	(903)	04/01/2014
Common Stock	(7,332)	04/02/2014
Common Stock	(6,052)	04/02/2014

Common Stock	70,000	04/02/2014
Common Stock	(16,137)	04/02/2014
Common Stock	(26,950)	04/02/2014
Common Stock	1,615	04/07/2014
Common Stock	4,243	04/07/2014
Common Stock	2,121	04/07/2014
Common Stock	6,177	04/07/2014
Common Stock	1,971	04/07/2014
Common Stock	3,530	04/07/2014
Common Stock	70	04/07/2014
Common Stock	1,063	04/07/2014
Common Stock	1,765	04/07/2014
Common Stock	5,140	04/07/2014
Common Stock	5,138	04/07/2014
Common Stock	9,203	04/07/2014
Common Stock	182	04/07/2014
Common Stock	802	04/07/2014
Common Stock	4,602	04/07/2014
Common Stock	13,400	04/07/2014
Common Stock	5,267	04/07/2014
Common Stock	9,433	04/07/2014
Common Stock	184	04/07/2014
Common Stock	4,074	04/07/2014
Common Stock	4,717	04/07/2014
Common Stock	13,735	04/07/2014
Common Stock	8,758	04/07/2014
Common Stock	15,688	04/07/2014
Common Stock	308	04/07/2014
Common Stock	2,708	04/07/2014
Common Stock	7,843	04/07/2014
Common Stock	22,841	04/07/2014
Common Stock	2,626	04/09/2014

Common Stock	1,463	04/09/2014
Common Stock	25	04/09/2014
Common Stock	2,185	04/09/2014
Common Stock	1,176	04/09/2014
Common Stock	21	04/09/2014
Common Stock	5,997	04/09/2014
Common Stock	35,077	04/09/2014
Common Stock	57	04/09/2014
Common Stock	5,825	04/09/2014
Common Stock	1,647	04/09/2014
Common Stock	56	04/09/2014
Common Stock	9,742	04/09/2014
Common Stock	8,692	04/09/2014
Common Stock	94	04/09/2014
Common Stock	14,237	04/10/2014
Common Stock	7,725	04/10/2014
Common Stock	11,845	04/10/2014
Common Stock	6,427	04/10/2014
Common Stock	32,509	04/10/2014
Common Stock	17,640	04/10/2014
Common Stock	31,575	04/10/2014
Common Stock	17,133	04/10/2014
Common Stock	52,812	04/10/2014
Common Stock	28,656	04/10/2014
Common Stock	2,234	04/11/2014
Common Stock	4,200	04/11/2014
Common Stock	1,858	04/11/2014
Common Stock	3,495	04/11/2014
Common Stock	5,099	04/11/2014
Common Stock	9,592	04/11/2014
Common Stock	4,953	04/11/2014
Common Stock	9,316	04/11/2014

Common Stock	8,285	04/11/2014
Common Stock	15,582	04/11/2014
Common Stock	2,941	04/14/2014
Common Stock	5,579	04/14/2014
Common Stock	2,578	04/14/2014
Common Stock	2,446	04/14/2014
Common Stock	4,641	04/14/2014
Common Stock	2,146	04/14/2014
Common Stock	6,714	04/14/2014
Common Stock	12,738	04/14/2014
Common Stock	5,888	04/14/2014
Common Stock	6,522	04/14/2014
Common Stock	12,372	04/14/2014
Common Stock	5,719	04/14/2014
Common Stock	10,908	04/14/2014
Common Stock	20,693	04/14/2014
Common Stock	9,566	04/14/2014
Common Stock	2,027	04/15/2014
Common Stock	1,733	04/15/2014
Common Stock	5,043	04/15/2014
Common Stock	4,620	04/15/2014
Common Stock	7,705	04/15/2014
Common Stock	(9,182)	04/16/2014
Common Stock	(369)	04/16/2014
Common Stock	43,095	04/16/2014
Common Stock	(20)	04/16/2014
Common Stock	(1,099)	04/16/2014
Common Stock	(5,122)	04/16/2014
Common Stock	(2,768)	04/23/2014
Common Stock	1,412	04/23/2014
Common Stock	25,041	04/23/2014
Common Stock	(1)	04/23/2014

Common Stock	1,974	04/23/2014
Common Stock	(1)	04/23/2014
Common Stock	10,174	04/23/2014
Common Stock	745	04/30/2014
Common Stock	(34,243)	04/30/2014
Common Stock	33,724	04/30/2014
Common Stock	(739)	04/30/2014
Common Stock	(2,264)	05/07/2014
Common Stock	36,566	05/07/2014

March 22, 2014 Put Option ($20 Strike Price)	6	02/19/2014
March 22, 2014 Put Option ($20 Strike Price)	4	02/19/2014
March 22, 2014 Put Option ($20 Strike Price)	7	02/19/2014
March 22, 2014 Put Option ($20 Strike Price)	12	02/19/2014
March 22, 2014 Put Option ($20 Strike Price)	19	02/19/2014

April 19, 2014 Call Option ($20 Strike Price)	2	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	1	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	4	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	4	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	7	04/16/2014
April 19, 2014 Call Option ($20 Strike Price)	(2)	04/17/2014
April 19, 2014 Call Option ($20 Strike Price)	(1)	04/17/2014
April 19, 2014 Call Option ($20 Strike Price)	(4)	04/17/2014
April 19, 2014 Call Option ($20 Strike Price)	(4)	04/17/2014
April 19, 2014 Call Option ($20 Strike Price)	(7)	04/17/2014

April 19, 2014 Put Option ($20 Strike Price)	2	04/16/2014
April 19, 2014 Put Option ($20 Strike Price)	1	04/16/2014
April 19, 2014 Put Option ($20 Strike Price)	4	04/16/2014
April 19, 2014 Put Option ($20 Strike Price)	4	04/16/2014
April 19, 2014 Put Option ($20 Strike Price)	6	04/16/2014

May 17, 2014 Call Option ($20 Strike Price)	100	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	78	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	125	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	221	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	332	02/19/2014
May 17, 2014 Call Option ($20 Strike Price)	3	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	1	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	2	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	1	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	6	02/26/2014
May 17, 2014 Call Option ($20 Strike Price)	2	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	3	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	3	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	5	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	9	02/28/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/03/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/05/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/05/2014
May 17, 2014 Call Option ($20 Strike Price)	19	03/05/2014

May 17, 2014 Call Option ($20 Strike Price)	2	03/05/2014
May 17, 2014 Call Option ($20 Strike Price)	4	03/05/2014
May 17, 2014 Call Option ($20 Strike Price)	29	03/12/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/12/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	4	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	3	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	4	03/19/2014
May 17, 2014 Call Option ($20 Strike Price)	14	03/26/2014
May 17, 2014 Call Option ($20 Strike Price)	3	03/26/2014
May 17, 2014 Call Option ($20 Strike Price)	1	03/26/2014
May 17, 2014 Call Option ($20 Strike Price)	(1)	03/31/2014
May 17, 2014 Call Option ($20 Strike Price)	4	03/31/2014
May 17, 2014 Call Option ($20 Strike Price)	34	03/31/2014
May 17, 2014 Call Option ($20 Strike Price)	31	04/03/2014
May 17, 2014 Call Option ($20 Strike Price)	10	04/09/2014
May 17, 2014 Call Option ($20 Strike Price)	2	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	26	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	6	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	11	04/17/2014
May 17, 2014 Call Option ($20 Strike Price)	(2)	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	(1)	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	7	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	(2)	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	(2)	04/23/2014

May 17, 2014 Call Option ($20 Strike Price)	1	04/23/2014
May 17, 2014 Call Option ($20 Strike Price)	(12)	04/30/2014
May 17, 2014 Call Option ($20 Strike Price)	10	04/30/2014
May 17, 2014 Call Option ($20 Strike Price)	(1)	04/30/2014
May 17, 2014 Call Option ($20 Strike Price)	(2)	04/30/2014
May 17, 2014 Call Option ($20 Strike Price)	14	05/07/2014

May 17, 2014 Put Option ($20 Strike Price)	100	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	78	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	125	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	221	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	332	02/19/2014
May 17, 2014 Put Option ($20 Strike Price)	53	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	38	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	63	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	108	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	168	02/26/2014
May 17, 2014 Put Option ($20 Strike Price)	1	02/28/2014
May 17, 2014 Put Option ($20 Strike Price)	6	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	7	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	77	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	13	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	25	03/12/2014
May 17, 2014 Put Option ($20 Strike Price)	(14)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(10)	03/31/2014

May 17, 2014 Put Option ($20 Strike Price)	(4)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(9)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(17)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(22)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(24)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	(30)	03/31/2014
May 17, 2014 Put Option ($20 Strike Price)	40	04/03/2014
May 17, 2014 Put Option ($20 Strike Price)	17	04/09/2014
May 17, 2014 Put Option ($20 Strike Price)	1	04/23/2014
May 17, 2014 Put Option ($20 Strike Price)	29	04/23/2014
May 17, 2014 Put Option ($20 Strike Price)	1	04/23/2014
May 17, 2014 Put Option ($20 Strike Price)	4	04/23/2014
May 17, 2014 Put Option ($20 Strike Price)	6	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	45	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	26	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	43	04/30/2014
May 17, 2014 Put Option ($20 Strike Price)	22	05/07/2014

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement on Form DEFM 14A filed with the Securities and Exchange Commission on May 1, 2014.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Company common stock as of April 28, 2014 by (i) persons believed to beneficially own more than five percent of the outstanding shares of Company common stock based on information previously provided to us by such persons as of the dates indicated in the footnotes below, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers and (iv) the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Shares of Company Common Stock(1)		Shares That May Be Acquired Within 60 Days(2)	Percent of Class(3)

Five Percent Stockholders:

Z Investment Holdings, LLC c/o Golden Gate Private Equity, Inc. One Embarcadero Center, 39th Floor San Francisco, CA 94111	10,022,075	(4)	—	23.2%

SEB Asset Management (Stockholm) Skandinaviska Enskilda Banken AB SE-106 40 Stockholm Sweden	3,100,000	(5)	—	7.2%

BlackRock Inc. 40 E 52nd Street New York, NY 10022	2,927,440	(6)	—	6.8%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,783,150	(7)	—	6.5%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	2,655,753	(8)	—	6.2%

Directors and Named Executive Officers:

Neale Attenborough(9)	—		—	*

Yuval Braverman	43,112		16,583	*

Terry Burman	11,658		50,000	*

David F. Dyer	40,462		21,700	*

Kenneth B. Gilman	70,462	(10)	60,000	*

John B. Lowe, Jr.	70,262		26,400	*

Theo Killion	155,739	(11)	532,000	1.6%

Joshua Olshansky(9)	—		—	*

Beth M. Pritchard	36,724		—	*

Matthew W. Appel	60,462	(11)	280,000	*

Thomas A. Haubenstricker	19,252		35,000	*

Gilbert P. Hollander	102,991	(11)	344,750	1.0%

Richard Lennox	35,042		186,250	*

Directors and Executive Officers as a Group (13 persons):	646,166		1,552,683	4.9%
_______________

*	Represents less than one percent (1%)

(1)	Does not reflect any unvested RSUs, unvested restricted shares or DSUs.

(2)	Includes shares that may be acquired within 60 days upon the vesting of RSUs, restricted shares and stock options.

(3)
Percent of class calculations assume 43,145,744 shares of Company common stock outstanding as of April 28, 2014, which number includes the shares issued to Z LLC upon the exercise of its warrants.  As a result of such issuance, Ameriprise Financial, Inc., which the Company believes owns 1,879,213 shares of Company common stock, no longer beneficially owns more than 5% of the outstanding shares of Company common stock.  Shares that may be acquired within 60 days by a stockholder or group are deemed to be outstanding for purposes of calculating the percent of class for such stockholder or group, but are not deemed outstanding for purposes of calculating the percent of class for any other stockholder or group shown in the table.

(4)
On March 18, 2014, as required by the voting agreement, Z LLC exercised its warrants on a cashless basis and, upon such exercise, was issued 10,022,075 shares of Company common stock.  Pursuant to the voting agreement, Z LLC has agreed to refrain from disposing of any shares of Company common stock prior to the termination of the voting agreement.  For more information regarding the voting agreement, please refer to the section of this proxy statement entitled “The Voting Agreement” and Annex B hereto.  The shares beneficially owned directly by Z LLC are beneficially owned indirectly by (a) Golden Gate Capital Opportunity Fund, L.P., (b) Golden Gate Capital Opportunity Fund-A, L.P., (c) GGCOF Third Party Co-Invest, L.P. and (d) GGCOF Co-Invest, L.P.  The shares indirectly held by the funds listed in clauses (a) through (c) are beneficially owned indirectly by GGC Opportunity Fund Management, L.P. (“management GP”), their general partner, and GGC Opportunity Fund Management GP, Ltd. (“ultimate GP”), the general partner of management GP.  The shares indirectly held by the fund listed in clause (d) are beneficially owned indirectly by GGCOF Co-Invest Management, L.P. (“GGCOF management”), its general partner, management GP, the general partner of GGCOF management and the ultimate GP, the general partner of management GP.  The ultimate GP has voting and dispositive authority over the shares held by Z LLC and is governed by its board of directors.

(5)
Based on information contained in the Schedule 13G filed by SEB Asset Management and Skandinaviska Enskilda Banken AB on February 16, 2012.  Skandinaviska Enskilda Banken AB reported that it had sole voting and dispositive power with respect to all shares beneficially owned.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(6)
Based on information contained in the Schedule 13G filed by Blackrock Inc. on January 31, 2014.  Blackrock Inc. reported that it had sole voting power with respect to 2,852,951 shares and sole dispositive power with respect to 2,927,440 shares.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(7)
Based on information contained in the Schedule 13G/A filed by Dimensional Fund Advisors on February 10, 2014.  Dimensional Fund Advisors reported that it had sole voting power with respect to 2,724,137 shares and sole dispositive power with respect to 2,783,150 shares.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(8)
Based on information contained in the Schedule 13D jointly filed by GAMCO Investors, Inc. (“GAMCO Investors”), GGCP, Inc. (“GGCP”), GAMCO Asset Management, Inc. (“GAMCO AM”), Gabelli Securities, Inc. (“Gabelli Securities”), Gabelli Funds, LLC (“Gabelli Funds”) and Mario J. Gabelli (“Mr. Gabelli” and, together with GAMCO Investors, GGCP, GAMCO AM, Gabelli Securities and Gabelli Funds, “GAMCO”) on February 27, 2014.  GAMCO reported that: (a) Gabelli Funds had sole voting power and sole dispositive power with respect to 1,678,700 shares, (b) GAMCO AM had sole voting power with respect to 846,680 shares and sole dispositive power with respect to 851,680 shares and (c) Gabelli Securities had sole voting power and sole dispositive power with respect to 125,373 shares.  Mr. Gabelli, GAMCO Investors and GGCP are each deemed to have beneficial ownership of 2,655,753 shares.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by GAMCO.  The address for the entities comprising GAMCO (other than GGCP) is the same as the address included in the table above.  The address for GGCP is 140 Greenwich Avenue, Greenwich, CT 06830.

(9)	Messrs. Attenborough and Olshansky were designated for election to the Board by an affiliate of Z LLC.

(10)	Mr. Gilman has shared voting and dispositive power with respect to 70,462 shares.

(11)	Messrs. Killion, Appel and Hollander have shared voting and dispositive power with respect to 155,739 shares for Mr. Killion, 60,462 shares for Mr. Appel and 102,991 shares for Mr. Hollander.

IMPORTANT

Tell your Board what you think! Your vote is important.  No matter how many Shares you own, please give the TIG Advisors Group your proxy AGAINST the Merger Agreement Proposal by taking three steps:

●	SIGNING the enclosed BLUE proxy card,

●	DATING the enclosed BLUE proxy card, and

●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares.  The TIG Advisors Group urges you to confirm in writing your instructions to the TIG Advisors Group in care of MacKenzie Partners at the address provided below so that the TIG Advisors Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners at the address set forth below.

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) proxy@mackenziepartners.com or CALL TOLL FREE (800) 322-2885

BLUE PROXY
ZALE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
TIG ADVISORS, LLC

THE BOARD OF DIRECTORS OF
ZALE CORPORATION
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints John McVeigh and Drew Figdor, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Zale Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in their discretion with respect to any other matters as may properly come before the Special Meeting that are unknown to TIG Advisors a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED AGAINST PROPOSALS 1 AND 2, AND FOR PROPOSAL 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

1.	The Company’s proposal to adopt the Agreement and Plan of Merger, dated as of February 19, 2014 (the “Merger Agreement”), by and among the Company, Signet Jewelers Limited and Carat Merger Sub, Inc.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

TIG Advisors recommends a vote “AGAINST” Proposal 1.

2.
The Company’s proposal to approve (on a non-binding, advisory basis) the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

TIG Advisors recommends a vote “AGAINST” Proposal 2.

3.
The Company’s proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

TIG Advisors recommends a vote “FOR” Proposal 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.